SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary  proxy  statement      [ ]  Confidential.  For Use of the  Com-
[X]  Definitive  proxy  statement            mission  Only  (as  permitted  by
[ ]  Definitive additional materials         Rule 14a-6(e) (2))
[ ]  Soliciting material pursuant to
      Rule 14a-11(c) or Rule 14a-12

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                (Name of Registrant as Specified in Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule or registration no.:

     (3)  Filing party:

     (4)  Dated filed:

     Notes:

                                 April 26, 1999






To Our Stockholders:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Performance Technologies, Incorporated at The Lodge at Woodcliff, 199 Woodcliff Drive, Fairport, New York, on Tuesday, June 8, 1999 at 10:00 a.m.

     The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. The Company's 1998 Annual Report, which is contained in this package, sets forth important financial information concerning the Company.

     A brief report will be made at this meeting of the highlights for the year 1998 and there will be an opportunity for questions of general interest to the stockholders.

     I sincerely hope that you are able to attend this year's Annual Meeting.

     Please sign and return your proxy promptly, whether or not you plan to attend. Your vote is very important to the Company. On behalf of the officers and directors, I wish to thank you for your interest in the Company and your confidence in its future.

                                            Very truly yours,



                                            Charles E. Maginness
                                            Chairman of the Board


                             YOUR VOTE IS IMPORTANT

              Please sign, date and return your proxy card promptly

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                               315 Science Parkway
                            Rochester, New York 14620


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  June 8, 1999


   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of PERFORMANCE TECHNOLOGIES, INCORPORATED (the "Company") will be held at The Lodge at Woodcliff, 199 Woodcliff Drive, Fairport, New York, on Tuesday, June 8, 1999 at 10:00 a.m., local time, for the following purposes more fully described in the accompanying Proxy Statement:

   1. To elect two directors of the Company.

   2. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.

   3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on April 16, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

   A Proxy Statement and Proxy are enclosed.

   WE HOPE THAT YOU WILL ATTEND THIS MEETING IN PERSON, BUT IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY. RETURN THE PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       BY ORDER OF THE BOARD OF DIRECTORS

                         Kenneth R. Donaldson, Secretary



Dated at Rochester, New York
April 26, 1999

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                               315 Science Parkway
                            Rochester, New York 14620

                                 April 26, 1999

                                 PROXY STATEMENT


                                     GENERAL

     This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of PERFORMANCE TECHNOLOGIES, INCORPORATED (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held on Tuesday, June 8, 1999 (the "Meeting"), and at any adjournments thereof. This proxy statement and accompanying form of proxy are first being mailed to stockholders on or about April 26, 1999. The proxy, when properly executed and received by the Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked by filing a written revocation or a duly executed proxy bearing a later date with the Secretary prior to the Meeting. A stockholder may also revoke his or her proxy in person at the Meeting. Unless authority to vote for one or more of the director nominees is specifically withheld, a signed proxy will be voted FOR the election of the director nominees named herein and, unless otherwise indicated FOR the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.

     The cost of soliciting proxies will be borne by the Company. In addition to the solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies personally, by telephone, telegraph or facsimile transmission. The Company has requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.


                                 VOTES REQUIRED

     The total outstanding capital stock of the Company as of April 16, 1999, the record date for the Meeting (the "Record Date"), consisted of 7,246,543 shares of Common Stock, par value $.01 per share (the "Common Stock"). Only holders of Common Stock of record on the books of the Company at the close of business on April 16, 1999, are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock registered in his or her name. A majority of the outstanding Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business. Pursuant to the provisions of the Delaware General Corporation Law, directors shall be elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Because directors are elected by a plurality of the votes cast, withholding authority to vote with respect to one or more nominees will have no effect on the outcome of the election, although such shares would be counted as present for purposes of determining the existence of a quorum. Similarly, any broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others in the absence of instructions from the beneficial owner) are not considered to be votes cast and therefore would have no effect on the outcome of the election of directors, although they would be counted for quorum purposes.

     The affirmative vote of a majority of the votes cast is required to ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending December 31, 1999. Abstentions and any broker non-votes are not considered to be votes cast and therefore would have no effect on the outcome of this proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table, with notes thereto, sets forth as of April 16, 1999 certain information regarding the Common Stock held by (i) the persons known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each "Named Executive" (see "EXECUTIVE COMPENSATION"), and (iv) all directors and executive officers of the Company as a group:

                            Shares Beneficially Owned

                                            Amount and Nature         Percent
                                              of Beneficial              of
Name                                            Ownership              Class(2)

Charles E. Maginness(1)                         617,631 (3)             8.1%
John M. Slusser(1)                              502,408 (4)             6.6%
Bernard Kozel(1)                                413,282 (5)             5.4%
Donald L. Turrell                               154,550 (6)             2.0%
William E. Mahuson                              151,550 (7)             2.0%
Dorrance W. Lamb                                 57,350 (8)                *
John E. Mooney                                   56,435 (9)                *
Paul L. Smith                                    10,500 (10)               *

Putnam Investment Management Group(11)          546,650                 7.2%
 One Post Office Square, Boston MA 02109
FMR Corp.(12)                                   730,300                 9.6%
 82 Devonshire Street, Boston MA 02109


All Directors and Officers as a Group         1,963,706 (13)           25.9%
-------------------------

* Less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner of 5% or more of the Company's Common Stock is in care of the Company at 315 Science Parkway, Rochester, New York 14620.

(2) Percentage based upon 7,587,964 shares consisting of 7,246,543 shares of Common Stock outstanding as of April 16, 1999 and 341,421 shares of Common Stock issuable upon exercise of stock options and warrants currently exercisable.

(3) Includes (a) 37,500 shares of Common Stock issuable upon exercise of a warrant currently exercisable; (b) 72,000 shares of Common Stock issuable upon the exercise of options currently exercisable; and (c) 69,498 shares of Common Stock owned of record by Mr. Maginness' wife. Mr. Maginness disclaims beneficial ownership of such shares owned by his wife. Excludes 19,500 shares of Common Stock issuable upon exercise of options not yet vested.

(4) Includes (a) 37,500 shares of Common Stock issuable upon exercise of a warrant currently exercisable; (b) 6,387 shares of Common Stock issuable upon exercise of options currently exercisable; (c) 8,166 shares owned jointly by Mr. Slusser and his wife; (d) 18,000 shares of Common Stock owned of record by Mr. Slusser as custodian for his minor children living in his household; (e) 9,000 shares of Common Stock owned of record by Mr. Slusser's wife's son who shares Mr. Slusser's residence; and (f) 42,000 shares of Common Stock owned of record by Mr. Slusser's wife. Mr. Slusser disclaims beneficial ownership of the shares owned by his wife individually and shares owned by Mr. Slusser's wife's son. Excludes 1,500 shares of Common Stock issuable upon exercise of options not yet vested.

(5) Includes (a) 6,000 shares of Common Stock issuable upon exercise of options currently exercisable; (b) 58,500 shares of Common Stock owned of record by The Jayme E. Fund Trust U/A, Benjamin J. Fund Trust U/A and Ariel D. Fund Trust U/A over which Mr. Kozel has voting and investment powers; and (c) 19,500 shares of Common Stock owned of record by Mr. Kozel's wife. Mr. Kozel disclaims beneficial ownership of such shares owned by his wife. Excludes 1,500 shares of Common Stock issuable upon exercise of options not yet vested.


                                       2


(6) Includes (a) 86,034 shares of Common Stock issuable upon exercise of options currently exercisable; (b) 62,266 shares owned jointly by Mr. Turrell and his wife; (c) 4,750 shares of Common Stock owned of record by Mr. Turrell's wife as custodian for their child; and (d) 1,500 shares of Common Stock owned of record by Mr. Turrell's child living in his household. Mr. Turrell disclaims beneficial ownership of the shares owned by his wife as custodian for their child and owned by his child living in his household. Excludes 51,750 shares of Common Stock issuable upon exercise of options not yet vested.

(7) Includes 40,550 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 13,450 shares of Common Stock issuable upon exercise of options not yet vested.

(8) Includes (a) 49,450 shares of Common Stock issuable upon exercise of options currently exercisable; and (b) 2,350 shares of Common Stock owned of record by Mr. Lamb's wife as custodian for their child living in their household. Excludes 32,500 shares of Common Stock issuable upon exercise of options not yet vested.

(9) Includes (a) 4,500 shares of Common Stock issuable upon exercise of options currently exercisable; (b) 10,080 shares of Common Stock owned of record by Mr. Mooney's wife; (c) 10,500 shares owned of record by John E. Mooney as trustee for John E. Mooney Profit Sharing Plan; and (d) 10,175 shares of Common Stock owned of record by First Rochester Capital Corp. of which Mr. Mooney serves as President. Mr. Mooney disclaims beneficial ownership of the shares owned by his wife. Excludes 1,500 shares of Common Stock issuable upon exercise of options not yet vested.

(10) Includes 1,500 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 1,500 shares of Common Stock issuable upon exercise of options not yet vested.

(11) The following information is derived from a Schedule 13G dated February 18, 1999 filed by Putnam Investments, Inc. on behalf of itself, Marsh & McLennan Companies, Inc. (its parent holding company), Putnam Investment Management, Inc. (a wholly-owned subsidiary of Putnam Investments, Inc. and investment adviser to the Putnam family of mutual funds) and The Putnam Advisory Company, Inc. (a wholly-owned subsidiary of Putnam Investments, Inc. and investment adviser to Putnam's institutional clients). Both Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. have dispositive power over the shares as investment managers. However, each of the mutual fund's trustees has voting power over the shares held by each fund, and The Putnam Advisory Company, Inc. has shared voting power over the shares held by institutional clients. Putnam Investments, Inc. and The Putnam Advisory Company, Inc. have shared voting power with respect to 255,900 of such shares. Putnam Investments, Inc., Putnam Investment
     Management, Inc. and The Putnam Advisory Company, Inc. have shared dispositive power with respect to all 546,650 shares.

(12) The following information is derived from a Schedule 13G dated December 10, 1998 filed by FMR Corp. Fidelity Management & Research Company, Inc. ("Fidelity"), an investment adviser and wholly-owned subsidiary of FMR Corp., is the beneficial owner of all 730,300 shares. Each of Edward C. Johnson 3d, Chairman of FMR Corp. and Abigail Johnson, Director of FMR Corp., together with other family members who are part of a controlling group of FMR Corp., through FMR Corp.'s control of Fidelity and the Fidelity Funds, has the sole power to dispose of all such shares owned by the Fidelity Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp. has the sole power to vote or direct the voting of the shares owned directly by Fidelity Funds, which power rests in the Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

(13) Includes 341,421 shares of Common Stock issuable upon exercise of stock options and warrants currently exercisable; excludes 123,200 shares of Common Stock issuable upon exercise of stock options not yet vested.

                              ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes. The Company currently has six directors, two in each class. Terms are staggered so that one class is elected each year. Only one class of directors is elected at each Annual Meeting of Stockholders. Each director so elected serves for a three-year term and until his or her successor is elected and qualified, subject to such director's earlier death, resignation or removal.

         The Board of Directors recommends the election of the two nominees named below, each of whom is currently a director of the Company. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the two nominees named below. The Board of Directors does not contemplate that either of the nominees will not be able to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

Information about the Directors

     The following table sets forth certain information with respect to each director of the Company who is being proposed for re-election at the Meeting.

                       PROPOSED FOR ELECTION AS DIRECTORS
                           AT THE 1999 ANNUAL MEETING
                                                                        Director
                            Name and Background                          Since

Charles E. Maginness, age 66, has served as Chairman of the Board
since 1986 and served as Chief  Executive  Officer of the Company         1983
from April 1995 to June 1997. From 1984 through 1986, he held the position of President and from 1984 through April 1995 was also
Chief Financial Officer. From 1970 to 1983, Mr. Maginness was employed by Kayex Corporation where he held several positions, including President and Chief Executive Officer, and President of its Hamco Division.

Bernard  Kozel,  age 77, has served as a director  of the Company
since 1983. He is the former  Chairman of the Board of J. Kozel &         1983
Son, a Rochester, New York-based structural steel company. He is President of K.G. Capital Corporation.

The following table sets forth certain information with respect to each director of the Company whose term in office does not expire at the Meeting.

                        DIRECTORS WHOSE TERMS DO NOT EXPIRE
                            AT THE 1999 ANNUAL MEETING
                                                                        Director
                            Name and Background                          Since

Donald L. Turrell,  age 51, has served as Chief Executive Officer
of the Company since June 1997, and President and Chief Operating         1995
Officer since April 1995. From 1985 to 1990, he held the position of Vice President of Sales and Marketing and from 1990 to 1993, he held the position of Vice President and General Manager of the Workstation Products business unit. From 1993 to 1995, he held the position of President of the Company's Performance Computer business unit. From 1977 to 1984, Mr. Turrell held various positions with Rochester Instrument Systems, including Sales
Manager,  Product Marketing Manager,  Vice President of Sales and
Vice President of Marketing.

John M. Slusser,  age 46, a founder of the Company, has served as
a director  since its inception in 1981.  From 1981 through 1995,         1981
he  held  various  positions,   including   President  and  Chief
Executive Officer. In April 1995, in connection with the spin-off
of  certain  of  the  Company's   business  units  and  operating
subsidiaries,  he became President, Chief Executive Officer and a
director  of  Performance  Telecom  Corporation,   now  known  as
InformationView Solutions Corporation. Prior to 1981, Mr. Slusser held an engineering management position with Computer Consoles, Incorporated.

John E.  Mooney,  age 53, has served as a director of the Company
since 1984. He is President and Chief Executive  Officer of Essex         1984
Partners, Inc., Rochester, New York. Mr. Mooney also serves on the Board of Directors of Veramark Technologies, Inc., a publicly held telecommunications company.

Paul L.  Smith,  age 63, has served as a director  of the Company
since  1993.  He  is  an   independent   business  and  financial         1993
consultant. From 1983 to 1993, he served as Senior Vice President and Chief Financial Officer of Eastman Kodak Company. He also serves on the Board of Directors of Canandaigua Brands, Inc. and Home Properties of New York, Inc.

Committees of the Board of Directors

     The Board has a Compensation Committee to evaluate executive compensation. Messrs. Smith, Mooney and Kozel comprise the Compensation Committee. Additionally, the Board has a Stock Option Committee to determine option grants pursuant to the Company's Stock Option Plan. For purposes of complying with Securities Exchange Act Rule 16b-3, the Company has at least two disinterested directors administer the Stock Option Plan. Messrs. Slusser, Kozel and Smith currently comprise the Stock Option Committee. The Board also has an Audit Committee for the purposes of reviewing the Company's financial reporting procedures. Messrs. Mooney, Kozel and Smith comprise the Audit Committee. The Board also has a Nominating Committee to identify potential new directors and to designate officers of the Company. Messrs. Maginness, Turrell and Slusser comprise the Nominating Committee.

     The Compensation Committee, Stock Option Committee, Audit Committee, and Nominating Committee met two, one, one, and one time(s), respectively, in 1998. The Company's Board of Directors held six meetings in 1998. Each director attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which that director served.

Compensation of Directors

     Members of the Board of Directors who are not employees of the Company received $750 for each meeting attended. Each Board member also receives $6,000 per year if he attends at least 75 percent of the scheduled meetings. In addition, each committee member receives $250 for each meeting attended if the meeting is not scheduled on the same day as a Board of Directors meeting. At the 1998 Stockholders Meeting, an amendment to the Company's Stock Option Plan (the "Plan") was approved to provide that until 2001, on the day of the Company's Annual Meeting of Stockholders, each individual elected, reelected or continuing as an Outside Participating Director will automatically receive a non-statutory option for 1,500 shares of Common Stock. The exercise price for these options will be the fair market value of the Company's Common Stock on the date of the option grant. Options vest on the first anniversary of the grant date and expire five years from the date of grant. From time to time, the Company may grant additional options to directors. Under the previous Plan, options awarded to Outside Directors vested immediately. As a result of the amendment approved at the 1998 Stockholders Meeting, Messrs. Kozel, Mooney, Slusser and Smith each received two non-qualified options for an aggregate 3,000 shares at an exercise price of $13.88, one for 1,500 shares which vested immediately and one for 1,500 shares which will vest in June 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's officers and directors and persons, who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors, and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% shareholders were complied with, except that Bernard Kozel filed a Form 4 statement of changes of beneficial ownership with respect to an acquisition of Common Stock in March 1998 in connection with exercising 2,250 stock options subsequent to the required filing date.

Report of the Compensation Committee with Respect to Executive Compensation

     General

     The Compensation Committee of the Board of Directors is comprised of three independent non-employee directors who administer the Company's executive compensation program. The members of the Compensation Committee are Paul L. Smith, Chairman, John E. Mooney and Bernard Kozel.

     The Company's executive pay program is designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving short and long-term strategic Company goals, to link executive and stockholder interests through equity-based plans and to provide a compensation package that recognizes individual contributions and Company performance.

     The three key components of the Company's executive compensation for 1998 were base salary, short-term incentives, represented by the Company's annual bonus program, and long-term incentives, represented by the Company's stock option program. The short-term incentive component of each executive's total compensation is intended to be variable and is directly related to the Company's pre-tax profitability.

     In the first quarter of each fiscal year, the Compensation Committee reviews with the Chief Executive Officer and approves, with any modifications it deems appropriate, an annual salary plan for all of the Company's executives, none of whom has a written employment agreement with the Company. The salary plan is developed under the ultimate direction of the Chief Executive Officer based on performance judgments as to the past and expected future contributions of each executive. The parameters of the short-term incentive bonus program for the Company's employees, including management, are established at the beginning of each year. Amounts contributed to this program are based upon the Company achieving certain pre-tax profitability levels and the amount contributed increases as a percentage of profits after the targeted profit level is realized. After the end of each fiscal year, the Chief Executive Officer evaluates each executive's performance and makes recommendations to the Compensation Committee for salary, bonuses and stock options.

     Executive Officer Compensation

     The Company's total compensation program for executive officers consists of both cash and equity-based compensation. The components of the annual cash compensation program consist of a base salary and an annual cash incentive bonus program which is designed to provide short-term incentive to the Company's employees, including management. Executive officer salaries are reviewed and established near the beginning of the calendar year. The Company's short-term bonus program for its employees described above is also applicable to management. The Company did not achieve the internal growth goals and objectives established in the Company's 1998 annual incentive plan. As a result, no cash incentive compensation was paid to executive officers in 1998.

     At the request of the Compensation Committee, the Company retained the services of Watson Wyatt & Company during 1998 to perform a comparative analysis of the compensation of its executive officers. Watson Wyatt & Company compared the compensation of the Company's executives to a peer group of similarly sized companies in the technology industry. The comparison indicated to the Compensation Committee that the total compensation levels for executive officers was appropriate. However, it did indicate that the annual salary compensation levels could use some upward movement to become more comparable and such action has been taken by the Company.

     Long-term incentives are intended to be provided through the grant of stock options under the Performance Technologies, Incorporated Stock Option Plan. The Compensation Committee believes that stock options are a means of aligning the long-range interests of all employees, including executives, with those of the Company's stockholders by providing them with the opportunity to acquire an equity stake in the Company. The size of the stock option award is based primarily on the individual's responsibilities and position with the Company, as well as on the individual's performance. Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and options generally vest in three to five years. This approach is designed to encourage the creation of stockholder value over the long term since no benefit is realized from a stock option grant unless the price of the Company's Common Stock rises. In 1998, the Compensation Committee recommended to the Stock Option Committee that qualified and non-qualified stock options awarded to executive officers vest over a three year period. Refer to the Named Executive in the Option Grants in Last Fiscal Year Table for stock options awarded in 1998.

     Compensation of Chief Executive Officer

     Mr. Turrell was Chief Executive Officer for 1998 and also held the position of President. Mr. Turrell's salary is reviewed by the Compensation Committee in the context of Company's current performance trends and prospects. For 1998, Mr. Turrell did not receive any cash incentive compensation for the year.

                             Compensation Committee
                             Paul L. Smith, Chairman
                                 John E. Mooney
                                  Bernard Kozel

Compensation Committee Interlocks and Insider Participation

     The Chief Executive Officer of the Company consults with the Compensation Committee and makes recommendations. He participates in discussions with the Compensation Committee but does not vote or otherwise participate in the Compensation Committee's determinations. An Insider Trading Policy exists for all officers, directors and employees.

EXECUTIVE COMPENSATION

     Shown on the table below is information on the annual and long-term compensation for services rendered to the Company in all capacities for the fiscal years ended December 31, 1998, 1997 and 1996, paid by the Company to those persons who were, during the fiscal year ended December 31, 1998 (i) the chief executive officer of the Company and (ii) the other executive officers of the Company who earned over $100,000 during the fiscal year ended December 31, 1998 (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                    Long Term
                                Annual Compensation   Compensation
                                                                     All Other
Name and                                                            Compensation
Principal Position        Year  Salary ($)  Bonus ($)  Options (#)    ($) (1)
------------------        ----  ----------  ---------  -----------  ------------
Charles E. Maginness,     1998   $151,696                 1,500      $20,298
Chairman of the Board;    1997   $151,112   $168,700     30,000      $18,342
Chief Executive Officer   1996   $143,958   $161,330     60,000      $17,063
(through June 10, 1997)

Donald L. Turrell,        1998   $147,692                15,000      $11,574
Chief Executive Officer   1997   $127,308   $168,700     30,000      $10,722
(from June 10, 1997)      1996   $117,846   $161,330     60,000      $12,778
and  President

Dorrance W. Lamb,         1998   $114,423                 7,500      $ 9,490
Vice President - Finance  1997   $109,192   $117,580     15,000      $ 9,073
Chief Financial Officer   1996   $ 99,628   $113,880     45,000      $ 7,237

William E. Mahuson,       1998   $104,508                 4,000      $ 7,119
Vice President            1997   $101,347   $ 66,460      7,500      $ 7,289
                          1996   $ 96,212   $ 75,920     37,500      $ 6,837


------------------

(1) Includes payments for life insurance, car allowances and car expenses, and 401(k) allowance.


Employment Agreements

     The Company does not have employment agreements with any of its executive officers.

Stock Option Grants And Exercises

     The following sets forth information with respect to stock options granted to the Named Executives during the fiscal year ended December 31, 1998 pursuant to the Performance Technologies, Incorporated Stock Option Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

                             Individual Grants
                       Number of          % of Total                                Potential Realizable Value at
                       Securities      Options Granted    Exercise                Assumed Annual Rates of Stock Price
                   Underlying Options  to Employees in     Price      Expiration   Appreciation for Option Term (2)
          Name        Granted (1)         Fiscal Year     ($/Share)       Date        5%  ($)          10%($)
          ----        -----------         -----------     ---------       ----       --------          ------
Charles E. Maginness        1,500              1%          $14.63      1/22/2003     $  6,061        $ 13,392
Donald L. Turrell          15,000             11%          $14.63      1/22/2003     $ 60,613        $133,928
Dorrance W. Lamb            7,500              5%          $14.63      1/22/2003     $ 30,306        $ 66,964
William E. Mahuson          4,000              3%          $14.63      1/22/2003     $ 16,163        $ 35,714

(1) These options vest in three annual installments of twenty percent, fifty percent and one-hundred percent commencing on the first anniversary of the grant date. Option shares awarded during 1998 were qualified stock options.

(2) Amounts represent potential gains that could be achieved for the options granted in 1998 based on assumed annual growth rates of 5% and 10% in the price of the Company's Common Stock over the five-year life of the option (which would equal a total increase in stock price of 28% and 61%, respectively). Actual gains, if any, will depend upon market conditions and the Company's future performance and prospects.

         The following table sets forth information with respect to the exercise of stock options by the Named Executives, if any, during the year ended December 31, 1998 and also information with respect to status of unexercised stock options as of December 31, 1998.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                      Number of Shares Underlying     Value of Unexercised
                                                         Unexercised Options        In-the-Money Options at FY-End
                                                             at FY-End(#)                 ($) (1)
                                                             ------------                 -------
                     Shares Acquired       Value
          Name       on Exercise (#)  Realized ($)(2)  Exercisable  Unexercisable  Exercisable  Unexercisable
          ----       ---------------  ---------------  -----------  -------------  -----------  -------------
Charles E. Maginness     7,500           $81,203         103,500       25,500        $791,093      $141,000
Donald L. Turrell        3,750           $30,859          76,284       39,000        $483,739      $141,000
Dorrance W. Lamb         3,050           $35,572          44,950       19,500        $249,944      $ 70,500
William E. Mahuson       3,000           $25,812          37,500       11,500        $207,675      $ 41,535
------------------

(1) Represents the difference between the fair market value of the Common Stock as of December 31, 1998 and the exercise price of the option. Options that are not In-the-Money have been excluded from the computation.
(2) Represents the difference between the fair market value of the Common Stock underlying the options as of the exercise date and the exercise price of the option.

Stock Performance Graph

         The following graph compares the cumulative total return on the Company's Common Stock at the end of each calendar quarter since January 24, 1996, the date on which the Company's Common Stock began trading on the NASDAQ National Market, to the NASDAQ Stock Market (U.S.) Index, and the NASDAQ Computer Manufacturer Index. The stock performance shown in the graph below is not intended to forecast or necessarily be indicative of future performance.


[The following descriptive data is supplied in accordance with Rule 304 (d) of Regulation S-T]

                         Performance         NASDAQ          NASDAQ
                        Technologies,        Stock          Computer
                        Incorporated         Market        Manufacturer
                        ------------         ------        ------------
     1/25/96                  100                 100            100
     3/31/96                  145                 106            106
     6/30/96                  183                 115            119
     9/30/96                  152                 119            131
    12/31/96                  121                 125            138
     3/31/97                  138                 118            116
     6/30/97                  191                 140            150
     9/30/97                  363                 164            188
    12/31/97                  272                 153            167
     3/31/98                  277                 179            205
     6/30/98                  211                 185            243
     9/30/98                  173                 167            267
    12/31/98                  246                 216            363









                              CERTAIN TRANSACTIONS

         The Company leases its facility at 315 Science Parkway from C & J Enterprises (the "Partnership"), a New York general partnership of which Mr. Maginness and Mr. Slusser, directors of the Company, are equal partners. The Partnership acquired the property and constructed the facility with the proceeds of an industrial development revenue bond with the County of Monroe Industrial Development Agency ("COMIDA") in September 1990. Pursuant to the terms of the facility lease, the Company is obligated to pay annual rental of $270,000 plus annual increases based on the Consumer Price Index, together with real property taxes and assessments, expenses and other charges associated with the facility. The Company has the option to renew the lease for two successive periods of five years each at an annual rental in accordance with the provision of the lease agreement.

                                   PROPOSAL 2

        RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of PricewaterhouseCoopers LLP served as the independent public accountants of the Company for the fiscal year ended December 31, 1998 and the Board of Directors has again selected PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999. This selection will be presented to the stockholders for their approval at the Meeting. The Board of Directors recommends a vote in favor of the proposal to approve and ratify this selection and (unless otherwise directed therein) it is intended that the shares represented by the enclosed properly executed proxy will be voted FOR such proposal. If the stockholders do not ratify this selection, the Board of Directors may reconsider its choice.

         A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting. The representative will be given an opportunity to make a statement if he so desires and will be available to respond to appropriate questions concerning the audit of the Company's financial statements.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2





                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         In order for any stockholder proposal to be included in the Company's proxy statement to be issued in connection with the 2000 Annual Meeting of Stockholders, such proposal must be delivered to the Company no later than December 27, 1999.




                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

                       BY ORDER OF THE BOARD OF DIRECTORS

                         Kenneth R. Donaldson, Secretary


Dated at Rochester, New York
April 26, 1999

PROXY

PERFORMANCE  TECHNOLOGIES,  INCORPORATED The undersigned hereby appoints CHARLES
E. MAGINNESS and DORRANCE W. LAMB, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of PERFORMANCE TECHNOLOGIES, INCORPORATED (the "Company") owned by the undersigned at the Annual Meeting of Stockholders to be held at The Lodge at Woodcliff, 199 Woodcliff Drive, Fairport, New York, on Tuesday, June 8, 1999 at 10:00 a.m. local time, and at any adjournment or adjournments thereof:

1. Election of Directors.

         [ ]  FOR all nominees listed below
              (except as marked to the contrary).
         [ ]  WITHHOLD AUTHORITY to vote
              for all nominees listed below.

Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.

         Charles E. Maginness            Bernard Kozel

2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.

         [ ] FOR      [ ] AGAINST       [ ] ABSTAIN

(Continued  and to be signed, on reverse side)

(continued from other side)

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

This Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed Proxy will be voted FOR the election of the named nominees for directors and, unless otherwise specified, FOR the other proposals listed herein and described in the accompanying Proxy Statement. The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated April 26, 1999, describing more fully the proposals set forth herein.



Dated: ___________________________________, 1999

-------------------------------------------------

-------------------------------------------------
Signature(s) of stockholder(s)

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his title.